Exhibit 99.1
Backblaze Announces Third Quarter 2025 Financial Results

28% Revenue Growth in B2 Cloud Storage, 14% Revenue Growth Overall in Q3 2025

San Mateo, CA (November 6, 2025)—Backblaze, Inc. (Nasdaq: BLZE), the high-performance cloud storage platform for the AI era, today announced results for its third quarter ended September 30, 2025.

“I am pleased with our third quarter financial results exceeding the high end of our revenue and Adjusted EBITDA guidance and expanding gross margin by ~700 bps YoY to 62%. We remain on track to be free-cash-flow positive in Q4. B2 Cloud Storage grew 28% YoY and we won another seven-figure expansion with an existing customer, reinforcing the value of our price-performance and open platform,” said Gleb Budman, CEO of Backblaze. “As customers build AI and data-intensive workflows, they need high performance, predictable costs, and S3-compatibility without lock-in, a combination that sets Backblaze apart.”

Third Quarter 2025 Financial Highlights:

•Revenue of $37.2 million, an increase of 14% year-over-year (YoY).
•B2 Cloud Storage revenue was $20.7 million, an increase of 28% YoY.
•Computer Backup revenue was $16.5 million, flat YoY.
•Gross profit of $23.1 million, or 62% of revenue, compared to $17.8 million, or 55% of revenue, in Q3 2024.
•Adjusted gross profit of $29.4 million, or 79% of revenue, compared to $25.5 million or 78% of revenue in Q3 2024.
•Net loss was $3.8 million compared to a net loss of $12.8 million in Q3 2024.
•Net loss per share was $0.07 compared to a net loss per share of $0.29 in Q3 2024.
•Adjusted EBITDA was $8.4 million, or 23% of revenue, compared to $3.7 million or 12% of revenue in Q3 2024.
•Non-GAAP net income of $1.9 million compared to non-GAAP net loss of $4.1 million in Q3 2024.
•Non-GAAP net income per share of $0.03 compared to a non-GAAP net loss per share of $0.10 in Q3 2024.
•Cash flow from operations during the nine months ended September 30, 2025 was $14.2 million, compared to $10.3 million during the nine months ended September 30, 2024.
•Adjusted free cash flow during the nine months ended September 30, 2025 was $(9.5) million, compared to $(15.6) million in the nine months ended September 30, 2024.
•Cash, cash equivalents, and marketable securities totaled $50.3 million as of September 30, 2025.

Third Quarter 2025 Operational Highlights:

•Annual recurring revenue (ARR) was $147.2 million, an increase of 13% YoY.
◦B2 Cloud Storage ARR was $81.8 million, an increase of 26% YoY.
◦Computer Backup ARR was $65.4 million, flat YoY.
•Net revenue retention rate (NRR) was 106% compared to 118% in Q3 2024.
◦B2 Cloud Storage NRR was 110% compared to 128% in Q3 2024.
◦Computer Backup NRR was 101% compared to 109% in Q3 2024.
•Gross customer retention rate was 91% in Q3 2025 compared to 90% in Q3 2024.
◦B2 Cloud Storage gross customer retention rate was 89% in both Q3 2025 and Q3 2024.
◦Computer Backup gross customer retention rate was 90% in both Q3 2025 and Q3 2024.

Recent Business Highlights:

•Signed a 7-figure TCV Expansion Deal: A high growth AI-powered video surveillance customer significantly expanded its B2 Cloud Storage footprint, showcasing the value customers see and expansion opportunity in our customer base.
•Record Non-GAAP Net Income and Adjusted EBITDA Margin: Achieved new highs in profitability, marking key milestones on our path to Free Cash Flow generation and continued financial discipline.
•B2 Overdrive Recognized As the Best in Enterprise Tech Innovation: B2 Overdrive featured as a winner in SiliconANGLE’s TechForward Buyer’s Guide.
•Recipient of Cloud Computing Security Excellence Award: Validating Backblaze’s commitment to supporting customers in an era of escalating cyber threats with Backblaze B2 Object Lock.
•Announced Executive & Director Stock Ownership Policy: Strengthening the leadership equity ownership requirements to further align with shareholders' interest to drive long-term success.

Financial Outlook:

Based on information available as of the date of this press release,

For the fourth quarter of 2025, we expect:
•Revenue between $37.3 million to $37.9 million.
•Adjusted EBITDA margin between 20% to 22%.
•Basic weighted average shares outstanding of 58.0 million to 58.2 million shares.

For full-year 2025, we expect:
•Revenue between $145.4 million to $146.0 million, narrowed from $145.0 million to $147.0 million.
•Adjusted EBITDA margin range of 18%-20%, raised from 17%-19%.
•For YoY growth in our B2 business, refer to table below:

	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Outlook	21-23%	23-25%	28-30%	25-28% (30%+ prev)
Actuals	23%	29%	28%

Conference Call Information:

Backblaze will host a conference call today, November 6, 2025, at 5:00 a.m. PT (8:00 a.m. ET) to review its financial results.

Attend the webcast here: https://events.q4inc.com/attendee/752951504

Register to listen by phone here: https://registrations.events/direct/Q4I9661622

Phone registrants will receive dial-in information via email.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

About Backblaze

Backblaze (NASDAQ: BLZE) gives businesses the freedom to innovate without limits by removing the barriers of lock-in, complexity, and cost. Our high-performance cloud object storage accelerates AI workflows, powers data-heavy applications, streamlines media management, and protects critical data. As an award-winning independent cloud, we provide levels of interoperability that enable over 500,000 of our customers to reach and serve hundreds of millions of end users in 175 countries around the world. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook.”

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: the impact of our go-to-market transformation and ability to attract and retain customers, including increasingly larger customers; the continued growth of data stored by our customers; continued growth of AI related business; realizing the anticipated benefits relating to cost savings initiatives and the re-investment of savings in additional sales capacity; market competition, including competitors that may have greater size, offerings and resources; effectively managing growth and scaling of our platform; ability to offer new features and other offerings on a timely basis, including new enterprise features, B2 Overdrive offering and geographic expansion in Canada or other jurisdictions, and achieve desired market adoption; disruption in our service or loss of availability of customers’ data; cyberattacks; ability to continue to scale the business; the impact of pricing and other product offering changes; material defects or errors in our software; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; hiring and retention of key employees; the impact of changes to global trade and tariff policies, on us or our vendors, partners and customers; war or hostilities, and other significant world or regional events on our business and the business of our customers, vendors, supply chain and partners; litigation and other disputes; availability of additional capital; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Quarterly Reports on Form 10-Q and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we provide investors with non-GAAP financial measures including (i) adjusted gross profit (and margin), (ii) adjusted EBITDA and adjusted EBITDA margin, (iii) non-GAAP net income (loss) and non-GAAP net income (loss) per share, and (iv) adjusted free cash flow and adjusted free cash flow margin. These non-GAAP financial measures exclude certain items and are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of our performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP adjusted gross margin and adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit and Margin

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross profit as gross profit, excluding stock-based compensation expense, depreciation and amortization and restructuring charges within cost of revenue. We define adjusted gross margin as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, and restructuring charges because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross profit (and margin) provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric eliminates the effects of depreciation and amortization.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, investment income, income tax provision, realized and unrealized gains and losses on foreign currency transactions, impairment of long-lived assets, restructuring charges, legal settlement costs, and other non-recurring charges. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues for the period. We use Adjusted EBITDA and Adjusted EBITDA Margin to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA and Adjusted EBITDA Margin to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

We define non-GAAP net income (loss) as net income adjusted to exclude stock-based compensation, realized and unrealized gains and losses on foreign currency transactions, impairment of long-lived assets, restructuring charges, legal settlement costs, and other items we deem non-recurring. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) divided by basic and diluted weighted average common shares outstanding. We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

We believe that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are useful metrics for assessing liquidity that provide information to management and investors about the cash generated from our core operations that can be reinvested in the business. However, these measures should not replace cash flows from operations as a liquidity benchmark. One limitation of these metrics is that they do not reflect our future contractual commitments, nor do they capture the overall changes in our cash balance during a specific period. Nonetheless, we believe that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are key metrics providing insight into our financial trajectory that helps us make informed decisions as we work towards sustainable positive cash flow.

We define adjusted free cash flow as net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs, principal payments on finance leases and lease financing obligations, as reflected in our consolidated statements of cash flows, and excluding payments on restructuring charges, payments on legal settlement costs, and payments on other non-recurring charges. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by revenue.

Key Business Metrics:

Annual Recurring Revenue (ARR)

We define annual recurring revenue (ARR) as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all Backblaze B2 and Computer Backup arrangements for the last month of a period by 12. Our annual recurring revenue for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall annual recurring revenue based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Net Revenue Retention Rate (NRR)

To calculate the NRR for a specific quarter, we determine the revenue recognized in that quarter from customers who generated revenue during the last month of the same quarter of the previous year. This revenue is then divided by the revenue generated from those same customers in the prior year quarter. Our overall NRR rate is calculated as the average of these quarterly rates over the past four quarters to provide a comprehensive view of revenue trends.

Gross Customer Retention Rate
We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we provide a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of our quarterly gross customer retention rates. We calculate the quarterly gross customer retention rates by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Investors Contact
Mimi Kong
Sr. Director, Investor Relations and Corporate Development
ir@backblaze.com

Press Contact
Yev Pusin
Sr. Director, Marketing
press@backblaze.com

BACKBLAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,077	$45,776
Marketable securities	21,195	9,139
Accounts receivable, net	3,362	1,831
Prepaid expenses	4,182	3,458
Other current assets	7,174	5,544
Total current assets	64,990	65,748
Property and equipment, net	55,755	42,949
Operating lease right-of-use assets, net	24,929	15,873
Capitalized internal-use software, net	41,460	41,801
Other assets	4,396	2,187
Total assets	$191,530	$168,558
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$8,714	$9,043
Finance lease liabilities and lease financing obligations, current	15,208	16,327
Operating lease liabilities, current	4,973	4,026
Deferred revenue, current	30,386	30,407
Total current liabilities	59,281	59,803
Finance lease liabilities and lease financing obligations, non-current	20,252	13,142
Operating lease liabilities, non-current	21,248	12,844
Deferred revenue, non-current and other liabilities, non-current	5,466	5,147
Debt facility, non-current	2,454	—
Total liabilities	108,701	90,936
Commitments and contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of both September 30, 2025 and December 31, 2024; 57,820,465 shares issued and 57,678,396 shares outstanding as of September 30, 2025 and 53,375,770 shares issued and outstanding as of December 31, 2024.	6	5
Treasury stock, at cost; 142,069 and zero shares as of September 30, 2025 and December 31, 2024, respectively	(1,185)	—
Additional paid-in capital	300,192	273,602
Accumulated deficit	(216,184)	(195,985)
Total stockholders’ equity	82,829	77,622
Total liabilities and stockholders’ equity	$191,530	$168,558

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(unaudited)
Revenue	$37,162	$32,589	$108,073	$93,842
Cost of revenue	14,091	14,789	42,705	43,002
Gross profit	23,071	17,800	65,368	50,840
Operating expenses:
Research and development	11,235	10,734	34,968	30,069
Sales and marketing	8,996	11,723	28,431	32,736
General and administrative	6,161	7,541	20,927	20,552
Total operating expenses	26,392	29,998	84,326	83,357
Loss from operations	(3,321)	(12,198)	(18,958)	(32,517)
Investment income	477	313	1,510	1,059
Interest expense	(934)	(868)	(2,667)	(2,690)
Loss before provision for income taxes	(3,778)	(12,753)	(20,115)	(34,148)
Income tax provision	—	—	84	6
Net loss and comprehensive loss	$(3,778)	$(12,753)	$(20,199)	$(34,154)

Net loss per share, basic and diluted	$(0.07)	$(0.29)	$(0.36)	$(0.81)

Weighted average common shares outstanding, basic and diluted	56,977,764	43,515,110	55,557,541	41,973,727

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2025	2024
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,199)	$(34,154)
Adjustments to reconcile net loss to net cash provided by operating activities:
Noncash lease expense on operating leases	3,365	1,708
Depreciation and amortization	19,282	21,268
Impairment loss on right-of-use assets	59	—
Stock-based compensation	20,108	19,495
Gain on disposal of assets	(363)	(289)
Other	425	281
Changes in operating assets and liabilities:
Accounts receivable	(1,531)	(1,962)
Prepaid expenses	(358)	665
Other current assets	(1,694)	(805)
Other assets	(1,704)	(423)
Accounts payable, accrued expenses and other current liabilities	7	454
Deferred revenue and other liabilities, non-current	298	5,300
Operating lease liabilities	(3,464)	(1,266)
Net cash provided by operating activities	14,231	10,272
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(34,396)	(32,501)
Maturities of marketable securities	22,341	31,402
Proceeds from disposal of property and equipment	154	337
Purchases of property and equipment	(4,429)	(885)
Capitalized internal-use software costs	(5,890)	(10,235)
Net cash used in investing activities	(22,220)	(11,882)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases and lease financing obligations	(13,898)	(14,755)
Payment of offering costs	(20)	—
Proceeds from debt facility	2,454	554
Payment of debt issuance costs	(602)	—
Purchase of treasury stock	(1,185)	—
Principal payments on insurance premium financing	—	(893)
Proceeds from exercises of stock options	4,746	6,347
Taxes paid for net share settlement of equity awards	(1,593)	—
Proceeds from ESPP	1,388	1,359
Net cash used in financing activities	(8,710)	(7,388)
Net decrease in cash and cash equivalents and restricted cash	(16,699)	(8,998)
Cash and cash equivalents and restricted cash, at beginning of period	45,776	16,630
Cash and cash equivalents and restricted cash, at end of period	$29,077	$7,632
RECONCILIATION OF CASH AND RESTRICTED CASH
Cash and cash equivalents	$29,077	$2,950
Restricted cash, non-current	—	4,682
Total cash and cash equivalents and restricted cash	$29,077	$7,632

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(in thousands, except percentages)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(dollars in thousands)
Gross profit	$23,071	$17,800	$65,368	$50,840
Adjustments:
Stock-based compensation	318	478	1,170	1,218
Depreciation and amortization	5,970	7,191	18,998	20,844
Restructuring charges	—	—	(13)	—
Adjusted gross profit	$29,359	$25,469	$85,523	$72,902
Gross margin	62%	55%	60%	54%
Adjusted gross margin	79%	78%	79%	78%

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(dollars in thousands)
Net loss and comprehensive loss	$(3,778)	$(12,753)	$(20,199)	$(34,154)
Adjustments:
Depreciation and amortization	6,044	7,331	19,282	21,268
Stock-based compensation	5,445	8,438	20,108	19,495
Interest expense and investment income, net	457	555	1,157	1,631
Income tax provision	—	—	84	6
Foreign exchange (gain) loss(1)	(189)	178	437	159
Litigation settlement payments	150	—	288	—
Restructuring charges	—	—	(66)	—
Impairment of long-lived assets	258	—	258	—
Adjusted EBITDA	$8,387	$3,749	$21,349	$8,405
Net loss and comprehensive loss margin	(10%)	(39%)	(19%)	(36%)
Adjusted EBITDA margin	23%	12%	20%	9%

(1) The Company began including foreign exchange (gain) loss in its reconciliation of net loss to Adjusted EBITDA beginning in the third quarter of 2024. Adjusted EBITDA and Adjusted EBITDA margin for the prior period presented have been updated to conform with current presentation.

Adjusted Gross Margin, Adjusted Operating Expenses & Adjusted EBITDA reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(dollars in thousands)
Revenue	$37,162	$32,589	$108,073	$93,842

Adjustments:

Adjusted cost of revenue:
Cost of revenue	14,091	14,789	42,705	43,002
Less: Depreciation and amortization	(5,970)	(7,191)	(18,998)	(20,844)
Less: Stock-based compensation	(318)	(478)	(1,170)	(1,218)
Less: Restructuring charges	—	—	13	—
Adjusted cost of revenue	7,803	7,120	22,550	20,940
Adjusted gross margin	79%	78%	79%	78%

Adjusted Operating Expenses:
Research and development	11,235	10,734	34,968	30,069
Less: Depreciation and amortization	(36)	(65)	(135)	(196)
Less: Stock-based compensation	(2,564)	(3,097)	(9,303)	(7,455)
Less: Restructuring charges	—	—	34	—
Less: Impairment of long-lived assets	(258)	—	(258)	—
Adjusted research and development	8,377	7,572	25,306	22,418

Sales and marketing	8,996	11,723	28,431	32,736
Less: Depreciation and amortization	(25)	(48)	(95)	(145)
Less: Stock-based compensation	(1,230)	(2,908)	(4,908)	(6,492)
Less: Restructuring charges	—	—	64	—
Adjusted sales and marketing	7,741	8,767	23,492	26,099

General and administrative	6,161	7,541	20,927	20,552
Less: Depreciation and amortization	(13)	(27)	(54)	(83)
Less: Stock-based compensation	(1,333)	(1,955)	(4,727)	(4,330)
Less: Foreign exchange gain (loss)	189	(178)	(437)	(159)
Less: Restructuring charges	—	—	(45)	—
Less: Litigation settlement costs	(150)	—	(288)	—
Adjusted general and administrative	4,854	5,381	15,376	15,980

Total Adjusted Operating Expenses(1)	$20,972	$21,720	$64,174	$64,497

Adjusted EBITDA	$8,387	$3,749	$21,349	$8,405

(1) Adjusted cost of revenue and operating expenses is a non-GAAP financial measure that we define as each respective GAAP expense category excluding stock-based compensation expense, depreciation and amortization, and other non-recurring charges. This measure provides management with greater transparency into the underlying trends in our business by facilitating period-to-period comparisons of our ongoing cost structure, excluding the impact of certain non-cash or non-recurring items that may not be indicative of our operating performance. These measures are intended to assist in forecasting and budgeting by providing greater visibility into our normalized expense base.

Non-GAAP Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except share and per share data)
Net loss and comprehensive loss	$(3,778)	$(12,753)	$(20,199)	$(34,154)
Adjustments:
Stock-based compensation	5,445	8,438	20,108	19,495
Foreign exchange (gain) loss(1)	(189)	178	437	159
Litigation settlement costs	150	—	288	—
Restructuring charges	—	—	(66)	—
Impairment of long-lived assets	258	—	258	—
Non-GAAP net income (loss)	$1,886	$(4,137)	$826	$(14,500)
Non-GAAP net income (loss) per share - diluted	$0.03	$(0.10)	$0.01	$(0.35)

Shares used in Non-GAAP net income (loss) per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	56,977,764	43,515,110	55,557,541	41,973,727
Add: Dilutive ordinary share equivalents	3,086,514	—	2,571,073	—
Non-GAAP weighted average common shares outstanding - diluted	60,064,278	43,515,110	58,128,614	41,973,727

(1) The Company began including foreign exchange (gain) loss in its calculation of Non-GAAP net income (loss) beginning in the third quarter of 2024. Non-GAAP net income (loss) for the prior period presented has been updated to conform with current presentation.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

	Nine Months Ended September 30,
	2025	2024
	(dollars in thousands)
Net cash provided by operating activities	$14,231	$10,272
Capital expenditures(1)	(10,319)	(11,120)
Principal payments on finance leases and lease financing obligations	(13,898)	(14,755)
Litigation settlement payments	271	—
Payment of workforce reduction and related severance charges	230	—
Adjusted Free Cash Flow	$(9,485)	$(15,603)
Adjusted Free Cash Flow Margin	(9)%	(17)%

(1) Capital expenditures are defined as cash used for purchases of property and equipment and capitalized internal-use software costs.

Stock-based Compensation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Cost of revenue	$318	$478	$1,170	$1,218
Research and development	2,564	3,097	9,303	7,455
Sales and marketing	1,230	2,908	4,908	6,492
General and administrative	1,333	1,955	4,727	4,330
Total stock-based compensation expense	$5,445	$8,438	$20,108	$19,495